UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026

Ecovyst Inc.

Commission File Number: 001-38221

Delaware	81-3406833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Lee Road, Suite 200
Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

(484) 617-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ECVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2026, the Board of Directors of Ecovyst Inc. (the “Company”) appointed Laurie Bergman as Vice President, Chief Financial Officer and Treasurer of the Company, effective as of August 24, 2026 (the “Transition Date”), succeeding Michael Feehan, who had served as the Company’s Vice President, Chief Financial Officer and Treasurer since August 2021.

Feehan Transition Agreement

It is expected that Mr. Feehan will continue as an employee of the Company’s wholly owned subsidiary, Ecovyst Catalyst Technologies LLC (“Ecovyst LLC”), through September 30, 2026 in order to provide for a smooth transition of his prior duties to Ms. Bergman. In addition, Ecovyst LLC and Mr. Feehan expect to enter into a Transition Agreement and General Release (the “Transition Agreement”) to govern the terms of his separation from the Company. In connection with his separation, which is considered a termination without cause, it is expected that Mr. Feehan will receive the severance benefits he is entitled to for such a termination under the Severance Agreement dated December 16, 2022 between Mr. Feehan and Ecovyst LLC (the “Severance Agreement”). Under the Severance Agreement, subject to his execution of a release of claims and compliance with his restrictive covenants, Mr. Feehan is eligible to receive: (i) his base salary and target annual incentive bonus for a two-year period following termination, paid in equal installments over such two-year period in accordance with the normal payroll practices of the Company; (ii) a pro rata amount of the annual incentive bonus that would have been payable for the year of termination based on the number of days he was employed during the calendar year and subject to the Company’s achievement of applicable performance goals, which amount will be paid in a lump sum at the time annual bonuses under the Ecovyst Incentive Plan are normally paid; and (iii) continuation of health benefits at active employee rates for 24 months (or until he otherwise becomes eligible for substantially comparable health benefits as a result of commencing new employment) through a Company subsidy of COBRA continuation coverage.

Under the terms of his performance-based stock unit (“PSU”) awards, Mr. Feehan’s PSUs will remain outstanding in accordance with their existing terms, with a pro rata portion eligible to vest based on actual performance.

Bergman Offer Letter

In connection with Mr. Feehan’s departure, the Company announced that Laurie Bergman, age 49, will assume the role of Vice President, Chief Financial Officer and Treasurer effective as of the Transition Date. Ms. Bergman previously served as the Chief Financial Officer of Legacy Food Group since July 2024. From June 2021 to June 2024, she served as the Chief Financial Officer of Liquid Environmental Solutions. Before that, she served as Chief Accounting Officer, Corporate Controller and VP Accounting of UGI Corporation from February 2019 until June 2021. Ms. Bergman has served as a member of the board of directors and chair of the audit committee of Arq, Inc. (NASDAQ: ARQ) since June 2023 and also has served as a member of the board of directors and member of the audit committee of QNB Corp. (NASDAQ: QNBC) since May 2020. She holds a Bachelor of Business Administration degree and a Master of Business Administration degree from Temple University.

The Company entered into an offer letter with Ms. Bergman (the “Offer Letter”), pursuant to which she will receive an annual base salary of $470,000 and will be eligible for an annual performance bonus with a target equal to 70% of base salary, based on achievement of performance goals established by the Compensation Committee of the Board of Directors of the Company. She will also be eligible to participate in the Company’s annual long-term incentive program, with annual equity awards having a target value of $600,000 to $650,000. In addition, she will receive a one-time cash sign-on payment of $250,000, subject to applicable repayment conditions, and a one-time award of time-based restricted stock units with a grant date value of $450,000, which vests in full on the third anniversary of the grant date subject to her continued employment. If Ms. Bergman’s employment is terminated without cause, subject to her execution of a general release and compliance with applicable restrictive covenants, she will be entitled to receive severance in an amount equal to her then-current base salary and target bonus, as well as continued health benefits at active employee contribution rates for 52 weeks following termination. The Offer Letter also provides for two-year post-employment non-competition and confidentiality covenants.

There is no arrangement or understanding between Ms. Bergman and any other person pursuant to which Ms. Bergman was appointed as an officer of the Company. There are no family relationships between Ms. Bergman and any director or officer of the Company. Ms. Bergman has no material direct or indirect interest in a related party transaction that requires disclosure.

The foregoing summaries are not complete and are qualified in their entirety by reference to the full text of the Transition Agreement and the Offer Letter. The Company intends to file copies of the Transition Agreement and the Offer Letter with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2026.

Item 7.01	Regulation FD Disclosure.

On August 24, 2026, the Company issued a press release announcing the foregoing executive leadership changes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The information contained in this Item and in Exhibit 99.1 is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 24, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2026	Ecovyst Inc.

	By:	/s/ Joseph S. Koscinski
	Name:	Joseph S. Koscinski
	Title:	Vice President, Chief Administrative Officer, General Counsel and Secretary